                             FIFTH SUPPLEMENTAL INDENTURE


     FIFTH SUPPLEMENTAL INDENTURE, dated and effective as of June 22, 1998, by and between Royal Oak Mines Inc., a corporation amalgamated under the laws of Ontario, Canada (the "Company"), and Chase Manhattan Trust Company, National Association, the successor to Mellon Bank, F.S.B., as Trustee (the "Trustee").

RECITALS OF ROYAL OAK MINES INC.

     Royal Oak Mines Inc. issued an aggregate principal amount of $175 million of 11% Senior Subordinated Notes due 2006 and Series B 11% Senior Subordinated Notes due 2006 (collectively, the "Notes") pursuant to an Indenture, dated as of August 12, 1996 (as amended and supplemented by the First Supplemental Indenture dated and effective as of December 31, 1997, the Second Supplemental Indenture dated and effective as of January 31, 1998, the Third Supplemental Indenture dated and effective as of May 19, 1998 and the Fourth Supplemental Indenture dated and effective as of the date hereof (as so amended and supplemented, the "Indenture"), by and among Royal Oak Mines Inc., the Trustee and Kemess Mines Inc. ("Kemess"). Kemess was a Guarantor as defined in and for the purposes of the Indenture. On December 29, 1997, Royal Oak Mines Inc. and Kemess amalgamated under the laws of Ontario, Canada and the surviving entity of such amalgamation is the Company. Unless otherwise defined herein, terms with initial capitals shall have the meanings ascribed thereto in the Indenture.

     Section 9.02 of the Indenture provides that the Indenture may be amended or supplemented by the Company and the Trustee, when authorized by a resolution of the board of directors of the Company and consented to in writing by the Holders of at least a majority in aggregate principal amount of the outstanding Notes. The Holders of a majority in aggregate principal amount of the outstanding Notes have provided their written consent to the amendments and supplements to the Indenture contained in this Fifth Supplemental Indenture, and the other conditions precedent in the Indenture to the execution hereof have been satisfied. Pursuant to Sections 9.02 and 9.05 of the Indenture, upon the effective date (determined in accordance with the Indenture), which effective date is June 22, 1998, of the amendments and supplements to the Indenture and the agreements contained in this Fifth Supplemental Indenture, such amendments and supplements and agreements will bind only each Holder of a Note who has consented to this Fifth Supplemental Indenture and every subsequent Holder of a Note or a portion of a Note that evidences the same debt as the consenting Holder's Note.

AGREEMENT

     Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of each Holder of a Note who has consented to the amendments and supplements to the Indenture and the agreements contained in this Fifth Supplemental Indenture and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note:

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                                      -2-

1. Section 1.01 of the Indenture is hereby amended by inserting in alphabetical order in Section 1.01 the following definition:

          "Consenting Holder of Notes" means a Holder of a Note, including for purposes of the Fifth Supplemental Indenture, each holder of a beneficial interest therein, who has given a Consent to the amendments and supplements to the Indenture and the agreements contained in the Fifth Supplemental Indenture and every subsequent Holder of a Note or a portion of a Note, including the holders of beneficial interests therein, that evidences the same debt as such consenting Holder's Note, and "Consenting Holders of Notes" means each and every Consenting Holder of Notes collectively.

2. The last sentence of Section 10.11 of the Indenture is hereby deleted and replaced by the following:

          Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Indebtedness or their Representative to authorize or consent to or accept or adopt on behalf of any holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Indebtedness or their Representative to vote in respect of the claim of any Holder in any such proceeding except as hereinafter provided:

                    (a) As long as any Obligations of the Company under the Senior Secured Debentures are outstanding, in the event of any proceedings under any Bankruptcy Law or any other applicable law relating to bankruptcy, insolvency, receivership or reorganization or relief of debtors including without limitation any such proceedings under the COMPANIES' CREDITORS ARRANGEMENT ACT (Canada), the BANKRUPTCY AND INSOLVENCY ACT (Canada) or any other applicable bankruptcy or insolvency legislation (a "Restructuring Proceeding"), each Consenting Holder of Notes will do all things and take all steps reasonably within its control or power to cause the Holders of Notes to be placed in a different class of creditors than the Senior Debentureholders in a Restructuring Proceeding where the members of such class are entitled to vote in connection with such Restructuring Proceeding ("a "Creditor Class"). None of the Trustee, the Collateral Agent or any Consenting Holder of Notes will take any steps or bring or participate in any proceedings whereby they assert that the Holders of Notes should be placed in the same Creditor Class as the Senior Debentureholders and, if notwithstanding the foregoing, a proposal or other plan of compromise, arrangement or reorganization (a "Proposed Plan") is submitted for acceptance or rejection to the creditors of the Company, and the Proposed Plan places the claims of the Holders of Notes in the same Creditor Class as the Senior Debentureholders, or if a court determines that the Holders of Notes are to be placed in the same Creditor Class as the Senior Debentureholders, then in each

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                                      -3-

          such case each Consenting Holder of Notes shall and hereby allows the Senior Debentureholders to vote, and hereby assigns to and in favor of the Senior Debentureholders for the purpose of permitting the Senior Debentureholders to vote against and defeat any such Proposed Plan made to any Creditor Class of the Company of which the Senior Debentureholders and the Holders of the Notes are members, that portion of the Company's Obligations under this Indenture and the Notes and corresponding votes in respect thereof to which the Consenting Holders of Notes are otherwise entitled in such Restructuring Proceedings equal to the lesser of (i) all of the Company's Obligations under this Indenture and the Notes held by the Consenting Holders of Notes and the corresponding votes in respect thereof; and (ii) that amount of the Company's Obligations under this Indenture and the Notes held by the Consenting Holders of Notes and the corresponding votes in respect thereof which, when aggregated with the votes to which the Senior Debentureholders are entitled, will permit the Senior Debentureholders to vote against and defeat such Proposed Plan in such Restructuring Proceedings.

                    (b) Each of the Consenting Holders of Notes hereby appoints each director or officer for the time being of a Senior Debentureholder as attorney-in-fact to do all such acts and things, including to execute and deliver for and in the name of the Consenting Holders of Notes, all documents and instruments, to give effect to the grant of the right to vote and the assignment of the Company's Obligations under this Indenture and the Notes and the corresponding votes in respect thereof by or on behalf of the Consenting Holders of Notes to the Senior Debentureholders provided for in Section 10.11(a) above, with full power of substitution in the premises, and the Consenting Holders of Notes agree to ratify and confirm all acts of the said attorney lawfully done in the premises pursuant to the powers of attorney granted pursuant hereto. The powers of attorney granted hereby are powers coupled with an interest, and shall continue notwithstanding the insolvency, bankruptcy, dissolution or liquidation of any Consenting Holder of Notes, or other event by which any such party granting such power of attorney ceases to exist or to have capacity.

                    (c) It is acknowledged and agreed that (i) the assignment provided for in Section 10.11(a) above is for voting purposes only in the context of a Restructuring Proceeding and (except as provided in Section 10.11(c)(v)) the assignment shall not otherwise affect any rights and entitlements of the Consenting Holders of Notes, (ii) any voting rights so assigned shall be deemed to be assigned back to the Consenting Holders of Notes immediately upon the termination of the circumstances (which includes for greater certainty following the final determination of any appeal therefrom) in which the Senior Debentureholders require such votes to vote against and defeat a Proposed Plan in a Restructuring Proceeding, (iii) the voting rights so assigned to the Senior Debentureholders shall only be exercised to allow the Senior Debentureholders to vote against and defeat a Proposed Plan in a Restructuring Proceeding, (iv) the assignment of voting rights of the Consenting Holders of Notes to the Senior

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                                      -4-

          Debentureholders provided for herein shall not affect the entitlement of such Consenting Holders of Notes to receive any and all consideration payable or paid or distributions made on the Notes as calculated without regard to such assignment, (v) other than the loss of the right of the Consenting Holders of Notes, if any, to cause a Proposed Plan to be approved by the members of a Creditor Class of which the Consenting Holders of Notes and the Senior Debentureholders are, or but for this Section 10.11 would be, members, nothing in this
          Section 10.11 shall prejudice any other right or entitlement of the Consenting Holders of Notes in their capacity as creditors of the Company to the treatment to which they would otherwise be entitled in a Restructuring Proceedings, and (vi) the provisions of this Section
          10.11 shall not apply to the Holders of Notes who are not Consenting Holders of Notes.

                    (d) Notwithstanding anything to the contrary contained herein, the rights under the Indenture of Holders who have not consented to the Fifth Supplemental Indenture shall remain unaffected hereby.

3. Section 6.09 of the Indenture is hereby amended by inserting, in the last sentence thereof, after the words "or the rights of any Holder thereof, or" the words ", except as described in Sections 10.11 and 12.11,".

4. The last sentence of Section 12.11 of the Indenture is hereby deleted and replaced by the following:

          Nothing herein contained shall be deemed to authorize the Trustee or the holders of Guarantor Senior Indebtedness or their Representative to authorize or consent to or accept or adopt on behalf of any holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Guarantor Senior Indebtedness or their Representative to vote in respect of the claim of any Holder in any such proceeding except as hereinafter provided:

                    (a) As long as any Obligations of the Guarantor under the Senior Secured Debentures are outstanding, in the event of any proceedings under any Bankruptcy Law or any other applicable law relating to bankruptcy, insolvency, receivership or reorganization or relief of debtors including without limitation any such proceedings under the COMPANIES' CREDITORS ARRANGEMENT ACT (Canada), the BANKRUPTCY AND INSOLVENCY ACT (Canada) or any other applicable bankruptcy or insolvency legislation (a "Restructuring Proceeding"), each Consenting Holder of Notes will do all things and take all steps reasonably within its control or power to cause the Holders of Notes to be placed in a different class of creditors than the Senior Debentureholders in a Restructuring Proceeding where the members of such class are entitled to vote in connection with such Restructuring Proceeding ("a "Creditor Class"). None of the Trustee, the

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                                      -5-

          Collateral Agent or any Consenting Holder of Notes will take any steps or bring or participate in any proceedings whereby they assert that the Holders of Notes should be placed in the same Creditor Class as the Senior Debentureholders and, if notwithstanding the foregoing, a proposal or other plan of compromise, arrangement or reorganization (a "Proposed Plan") is submitted for acceptance or rejection to the creditors of the Guarantor, and the Proposed Plan places the claims of the Holders of Notes in the same Creditor Class as the Senior Debentureholders, or if a court determines that the Holders of Notes are to be placed in the same Creditor Class as the Senior Debentureholders, then in each such case each Consenting Holder of Notes shall and hereby allows the Senior Debentureholders to vote, and hereby assigns to and in favor of the Senior Debentureholders for the purpose of permitting the Senior Debentureholders to vote against and defeat any such Proposed Plan made to any Creditor Class of the Guarantor of which the Senior Debentureholders and the Holders of the Notes are members, that portion of the Guarantor's Obligations under its Guarantee of this Indenture and the Notes and corresponding votes in respect thereof to which the Consenting Holders of Notes are otherwise entitled in such Restructuring Proceedings equal to the lesser of (i) all of the Guarantor's Obligations under its Guarantee of this Indenture and the Notes held by the Consenting Holders of Notes and the corresponding votes in respect thereof; and (ii) that amount of the Guarantor's Obligations under its Guarantee of this Indenture and the Notes held by the Consenting Holders of Notes and the corresponding votes in respect thereof which, when aggregated with the votes to which the Senior Debentureholders are entitled, will permit the Senior Debentureholders to vote against and defeat such Proposed Plan in such Restructuring Proceedings.

                    (b) Each of the Consenting Holders of Notes hereby appoints each director or officer for the time being of a Senior Debentureholder as attorney-in-fact to do all such acts and things, including to execute and deliver for and in the name of the Consenting Holders of Notes, all documents and instruments, to give effect to the grant of the right to vote and the assignment of the Guarantor's Obligations under its Guarantee of this Indenture and the Notes and the corresponding votes in respect thereof by or on behalf of the Consenting Holders of Notes to the Senior Debentureholders provided for in Section 12.11(a) above, with full power of substitution in the premises, and the Consenting Holders of Notes agree to ratify and confirm all acts of the said attorney lawfully done in the premises pursuant to the powers of attorney granted pursuant hereto. The powers of attorney granted hereby are powers coupled with an interest, and shall continue notwithstanding the insolvency, bankruptcy, dissolution or liquidation of any Consenting Holder of Notes, or other event by which any such party granting such power of attorney ceases to exist or to have capacity.

                    (c) It is acknowledged and agreed that (i) the assignment provided for in Section 12.11(a) above is for voting purposes only in the context of a Restructuring Proceeding and (except as provided in Section 12.11(c)(v)) the

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                                      -6-

          assignment shall not otherwise affect any rights and entitlements of the Consenting Holders of Notes, (ii) any voting rights so assigned shall be deemed to be assigned back to the Consenting Holders of Notes immediately upon the termination of the circumstances (which includes for greater certainty following the final determination of any appeal therefrom) in which the Senior Debentureholders require such votes to vote against and defeat a Proposed Plan in a Restructuring Proceeding,
          (iii) the voting rights so assigned to the Senior Debentureholders shall only be exercised to allow the Senior Debentureholders to vote against and defeat a Proposed Plan in a Restructuring Proceeding, (iv) the assignment of voting rights of the Consenting Holders of Notes to the Senior Debentureholders provided for herein shall not affect the entitlement of such Consenting Holders of Notes to receive any and all consideration payable or paid or distributions made on the Notes as calculated without regard to such assignment, (v) other than the loss of the right of the Consenting Holders of Notes, if any, to cause a Proposed Plan to be approved by the members of a Creditor Class of which the Consenting Holders of Notes and the Senior Debentureholders are, or but for this Section 12.11 would be, members, nothing in this
          Section 12.11 shall prejudice any other right or entitlement of the Consenting Holders of Notes in their capacity as creditors of the Guarantor to the treatment to which they would otherwise be entitled in a Restructuring Proceedings, and (vi) the provisions of this
          Section 12.11 shall not apply to the Holders of Notes who are not Consenting Holders of Notes.

                    (d) Notwithstanding anything to the contrary contained herein, the rights under the Indenture of Holders who have not consented to the Fifth Supplemental Indenture shall remain unaffected hereby.

5. Each Consenting Holder of Notes authorizes, directs and ratifies the inclusion of the provisions of paragraphs 2 and 4 hereof, or words of like effect and substance, into the Inter-Creditor Agreement and agrees to be subject to and bound by all of the provisions of the Inter-Creditor Agreement as if an original signatory thereto.

     By its execution and delivery of the Consents to the Trustee, each Consenting Holder of Notes agrees with the Senior Debentureholders that the provisions of this Fifth Supplemental Indenture constitute legal, valid and binding obligations of the Consenting Holder of Notes in favour of the Senior Debentureholders which are enforceable by the Senior Debentureholders against each Consenting Holder of Notes in accordance with their terms. The Senior Debentureholders may rely upon the statements, acknowledgements, covenants and agreements of each Consenting Holder of Notes made or given pursuant to this Fifth Supplemental Indenture and may pursue and enforce any and all remedies resulting from any non-compliance therewith or breach thereof notwithstanding that the Senior Debentureholders are not signatories to this Fifth Supplemental Indenture. The Consenting Holders of Notes, by their consents to this Fifth Supplemental Indenture, hereby acknowledge and confirm for the benefit of the Senior Debentureholders the provisions of Section 3.5(A) of the Inter-Creditor Agreement. The provisions of this Fifth Supplemental Indenture shall be binding on a Person only for so long as such Person is a Holder or Beneficial
     Holder of the Notes and once the Note or part of the Note is transferred to a subsequent Holder or Beneficial Holder, such prior
     Holder or Beneficial Holder shall no longer be liable other than for its non-compliance with or breach of the provisions of the Fifth Supplemental Indenture committed while it was a Holder or Beneficial
     Holder thereof. Notwithstanding anything to the contrary contained herein, the Trustee shall have no duty to the Senior Debentureholders or their successors and assigns to enforce or perform any obligations of the Consenting Holders of Notes under the provisions of this Fifth Supplemental Indenture or under Section 3.5 of the Inter-Creditor Agreement.

6. The Indenture is hereby amended in every respect to the extent necessary to give effect to all sections of this Fifth Supplemental Indenture and conform the Indenture thereto.

7. The Fifth Supplemental Indenture is entered into, and the amendments and supplements contained herein are made, pursuant to the provisions of
     Section 9.02 and 9.05 of the Indenture with the written consent of the Holders of a majority of the principal amount of Notes outstanding under the Indenture. On or prior to the Fourth Supplemental Closing Date (as defined in the Indenture) the Company shall deliver to the Trustee an Officer's Certificate and an Opinion of Counsel pursuant to Section 7.02 of the Indenture, in each case stating the matters required to be stated therein pursuant to Sections 9.07, 13.04 and 13.05 of the Indenture and to the effect that all conditions precedent to be performed by the Company provided for in the Indenture relating to this Fifth Supplemental Indenture have been complied with including, without limitation, the closing of each of the transactions described in the definition of "Fourth Supplemental Closing Date" in the Indenture and including such other matters as the Trustee may reasonably require; whereupon, pursuant to Section 9.02 and
     9.05 of the Indenture, this Fifth Supplemental shall be binding only upon each Holder of a Note who has consented to the amendments and supplements to the Indenture and the agreements contained in this Fifth Supplemental Indenture and every subsequent Holder of a Note or a portion of a Note that evidences the same debt as the consenting Holder's Note.

8.   The Company hereby represents and warrants that:

     (a) The execution, delivery and performance by the Company of this Fifth Supplemental Indenture have been duly authorized by all necessary corporate action on the part of the Company; and this Fifth Supplemental Indenture has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability now or hereinafter in effect relating to or affecting creditors' rights and to general equity principles.

     (b) The execution, delivery and performance by the Company of this Fifth Supplemental Indenture does not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) give any Person the right to accelerate any obligation under, or (iv) result in a violation of, (x) the constituent documents of the Company, (y) any law, statute, rule, regulation, instrument, order, judgment or decree to which the Company is subject, including without limitation, any federal or state securities laws or comparable laws of any Governmental Body or (z) any agreement, note, mortgage, indenture, arrangement or other obligation to which the Company is a party or by which it is bound.

     (c) On or prior to the Fourth Supplemental Closing Date, the Company shall deliver to the Trustee, for the benefit of the Holders of the Notes, an Opinion of Counsel, stating the matters required to be stated in an Opinion of Counsel pursuant to Section 13.05 of the Indenture and to the effect set forth in subsections (a) and (b) above (and in giving such opinion, Counsel may rely on an Officer's Certificate as to the matters set forth in clause (z) of subsection (b) above) and to the effect that the Indenture and this Fifth Supplemental Indenture (including provisions hereof included in the Inter-Creditor Agreement) comply with the TIA (as defined in the Indenture) as in effect on the date hereof.

9. For the purposes of this Fifth Supplemental Indenture, the Company hereby affirms its duty to indemnify and hold the Trustee harmless pursuant to
     Section 7.07 of the Indenture. Nothing herein shall be read or interpreted to limit or otherwise adversely affect the Trustee's rights, protections and immunities under the Indenture, as amended and supplemented from time to time. In furtherance and not in limitation of any provision of this Indenture, the Trustee, the Collateral Agent, their agents, employees, stockholders, directors, officers and attorneys make no representations or warranties and shall not be responsible for any recital, statement, representation or warranty (which shall in all cases be taken as recitals, statements, representations and warranties of the Company or the Consenting Holders of Notes, as applicable), in this Fifth Supplemental Indenture or the Inter-Creditor Agreement (except as otherwise expressly provided in the Inter-Creditor Agreement), any solicitation of consents by the Company of Holders to this Fifth Supplemental Indenture or the Inter-Creditor Agreement, or for any disclosure materials provided to any Person in connection therewith or in connection with the incurrence of any Indebtedness or for the compliance by the Company with any of the provisions of the Indenture, including without limitation, section 4.07 of the Indenture, or with any federal or state securities laws or any comparable laws of any Governmental Body, or for the validity, sufficiency, effectiveness, adequacy or priority, as applicable, of this Fifth Supplemental Indenture, the Inter-Creditor Agreement (except as otherwise expressly provided in Section 8.1 of the Inter-Creditor Agreement) and the security granted or purported to be granted thereunder or any other instrument involved in this transaction, or for the validity of the execution by the Company of any such documents, instruments or agreements. The Company hereby affirms its duty to indemnity and hold the Trustee, the Collateral Agent and their agents, employees, stockholders, directors and officers harmless pursuant to Section 7.07 of the Indenture.

10. The Holders, by their consents to this Fifth Supplemental Indenture, hereby authorize the Trustee to exercise the standard of care in entering into this Fifth Supplemental Indenture as described in Section 7.01(b) (but not 7.01(a)) of the Indenture and hereby acknowledge and confirm that the Trustee has made no statements, representations or warranties to any Holder in connection with the solicitation of such Holder's consent, that the Trustee has relied hereunder upon the authorization and directions of the Holders contained herein and in their consents and upon Officer's Certificates and Opinions of Counsel delivered to the Trustee, that the Holders who have consented have had the opportunity to request such information from the Company and other sources as they have considered material to such consent and have been, or have had the opportunity to have been, represented by counsel and/or financial advisors in negotiating the terms of this Fifth Supplemental Indenture and the Inter-Creditor Agreement, and that it is not the intention of such Holders that the Trustee shall incur financial or other risk or liability as a result of entering into this Fifth Supplemental Indenture or the Inter-Creditor Agreement at the request and direction of the Holders. In furtherance and not in limitation hereof, the terms of Article Seven of the Indenture are hereby affirmed with respect to the Indenture and the Inter-Creditor Agreement. The Trustee shall have no duty or responsibility to any Persons under the Consents given by any Holder in respect of this Fifth Supplemental Indenture.

   IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed and effective all as of the date first written above.


                                             ROYAL OAK MINES INC.

                                             By: /s/ James H. Wood
                                                ----------------------------
                                                Name: James H. Wood
                                                Title: C.F.O.


                                             CHASE MANHATTAN TRUST COMPANY,
                                             NATIONAL ASSOCIATION, AS TRUSTEE


                                             By: /s/ Cheryl McDonald
                                                ----------------------------
                                                Name:  Cheryl McDonald
                                                Title:  Authorized Signatory